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                                                                   EXHIBIT 23.01

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Cadence Design Systems, Inc.:

We consent to the incorporation by reference in the registration statements (No.s 333-103250, 333-102648, 333-101693, 333-101692, 333-88390, 333-87674,
333-85080, 333-82044, 333-75874, 333-65116, 333-56898, 333-69589, 333-33330,
333-93609, 333-85591, 333-69589, 333-71717, 333-65529, 333-61029, 333-40047,
333-34599, 333-27109, 333-18963, 333-53913, 33-48371 and 33-43025) on Form S-8
of Cadence Design Systems, Inc., of our report dated January 21, 2003, except as to Note 20, which is as of February 5, 2003, relating to the consolidated balance sheet of Cadence Design Systems, Inc., as of December 28, 2002 and the consolidated income statement and consolidated statements of stockholders' equity and cash flows for the year then ended, and the 2002 financial statement schedule, appearing elsewhere in this Form 10-K.

Our report refers to our audit of the adjustments and disclosures that were applied to revise the 2001 and 2000 consolidated financial statements as more fully described in Note 2 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the 2001 and 2000 consolidated financial statements of Cadence Design Systems, Inc. other than with respect to such adjustments and disclosures.


/s/ KPMG LLP


Mountain View, California
March 12, 2003